EXHIBIT 4.6

                             FORM OF PROMISSORY NOTE

                              Due: _________, 2002

$_______________                                                __________, 2002

           FOR VALUE RECEIVED, MERA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________, a Delaware limited liability company (the "Investor"), at the place designated by the Investor, the principal amount of _________________________________________ ($____________) in lawful money of the
United States of America, and to pay interest in like money in the amount and on the terms set forth in Section 1 hereof.

1. PAYMENTS OF INTEREST AND PRINCIPAL. Payments of principal plus interest on the unpaid principal balance hereof outstanding from time to time shall be payable in accordance with the following:

     a) The outstanding principal balance on this Note shall be due and payable to the Investor by the Company in full on ________________, 2002 (the "Maturity Date").

     b) From and after the date hereof, interest on the outstanding principal balance shall accrue at the rate of 6% per annum and be due and payable to the Investor on the Maturity Date.

     c) Interest shall accrue and be payable until this Note is paid in full pursuant to the terms of this Note. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in lawful money of the United States of America, by wire transfer or by any other method approved in advance by the Investor at the office of the Investor set forth in Section 6 hereof or at such other place designated by the Investor in writing to the Company in immediately available and freely transferable funds at such place of payment.

2. PREPAYMENT. This Note may be prepaid, in whole or in part at any time without the prior written consent of the Investor and without premium or penalty, at the election of the Company.

3. DEFAULT. Repayment of all principal and interest under this Note will be accelerated and shall be immediately due in full at the election of the Investor in the event of any of the following (each an "Event of Default"):

     a) failure to pay any interest or principal due on this Note when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

     b) the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Company or any of its property,
          (ii) admit in writing its general inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
          (iv) commence a voluntary case under the federal bankruptcy laws or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any other bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (v) take corporate action for the purpose of effecting any of the foregoing; or an order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or of all or a substantial part of the assets of the Company and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;


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     c)   failure to observe and perform any of the terms, covenants, conditions, or agreements required to be observed and performed by the Company under this Note, and such failure shall remain unremedied for thirty (30) days after notice shall have been provided to the Company by the Investor of such default or for such longer period as shall be necessary if such default is not capable of being remedied within such thirty-day period and the Company is diligently proceeding to cure such default.

4. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter, the holder hereof shall have the rights and remedies provided herein and under applicable law.

5. GOVERNING LAW. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

6. NOTICES. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) certified mail, postage prepaid, return receipt requested;
(b) a nationally reputable overnight express courier service that provides written confirmation of delivery; or (c) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by a nationally reputable overnight express courier service that provides written confirmation of delivery), addressed as follows:

(a) If to the Company, to:

                    Mera Pharmaceuticals, Inc.
                    777 South Highway 101, Suite 215
                    Solana Beach, CA  92075
                    Fax #: 858-847-9090
                    Attention: Daniel P. Beharry

(b) If to the Investor, to:


Any communication given in conformity with this Section shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if hand delivered on the day so delivered; if mailed, three business days after the same is deposited in the United States Mail; if telecopied, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this Section by giving notice of a new address in the manner provided herein.

7. COMPANY'S WAIVERS. The Company, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Investor which may destroy or otherwise impair any subrogation or other rights of the Company or any partner in the Company or any guarantor or endorser of this Note; (b) any duty on the part of the Investor to disclose any facts or other data the Investor may now or hereafter know; (c) acceptance or notice of acceptance of this Note by the Company; (d) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (e) protest and notice of dishonor and acceleration with respect to this Note or any indebtedness or performance of obligations arising hereunder.


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8. NO WAIVER OF RIGHTS. No failure on the part of the Investor in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy hereunder. No modification or waiver of any provision of this Note, nor any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing, in accordance with this Note, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

9. ASSIGNMENT. This Note may be transferred or assigned in whole or in part without the consent of the Company by the Investor or a subsequent holder hereof. The Investor or such holder hereof shall notify the Company of such assignment forthwith upon the completion thereof and such assignment shall not be effective insofar as the Company is concerned until it shall have been notified thereof. The Company shall maintain a record of all such assignments.

10. TRANSFER. Upon the transfer or assignment of this Note, the holder hereof may cause a new Note to be made and delivered by the Company, at the expense of the Company, upon surrender of this Note, which new Note shall be payable to such person, or persons, or order, as may be designated by such holder.

11. HEADINGS. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

12. SERVICE OF PROCESS; CONSENT TO JURISDICTION. The Company hereby irrevocably appoints each and every one of its officers as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any document executed or action taken in connection therewith; and the Company hereby consents that any action or proceeding against it be commenced and maintained in San Diego County, California or in the United States District Court for the Southern District of California by service of process on any such officer; and the Company agrees that such courts shall have jurisdiction with respect to the subject matter hereof and the Company.

IN WITNESS WHEREOF, Mera Pharmaceuticals, Inc. has caused this Note to be signed and to be dated the day and year first above written.

                                           MERA PHARMACEUTICALS, INC.


                                           By: _________________________________
                                               Name:   Daniel P. Beharry
                                               Title:      Secretary


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